POWER OF ATTORNEY


      The person executing this Power of Attorney hereby appoints Bjorn K. Borgen, David L. Ray, and Edward F. O'Keefe, or any one of them, as his attorney-in-fact to execute and to file such post-effective amendments to the Registration Statement of the hereinafter described entity as such attorney-in-fact, or any one of them, may deem appropriate:

             Registrant                   Registration Number (1)
------------------------------            -----------------------
        Founders Funds, Inc.              1933 Act:  2-17531
                                          1940 Act:  811-1018

(1)   References are to the Securities Act of 1933, as amended
      ("1933 Act") and to the Investment Company Act of 1940, as amended ("1940 Act")

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 12th day of February, 1997.


                                 /s/ Trygve E. Myhren
[NOTARY SEAL]                    -------------------------------
                                 Trygve Myhren



STATE OF COLORADO          )
                           )  ss.
COUNTY OF DENVER           )

      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Trygve
Myhren, director of the above-referenced Registrant, this 12th day of February, 1997.


                                 /s/ Heather T. Nordstrom
                                 -------------------------------
                                 Notary Public

My commission expires: 1/9/99